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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, except for Note 8 as to which the date is July 5, 1996 on the financial statements of Papnet of Ohio, Inc.; our report dated March 22, 1996, except for Note 4 as to which the date is July 5, 1996 on the financial statements of ER Group, Inc.; our report dated March 22, 1996 except for Note 4 as to which the date is July 5, 1996 on the combined financial statements of Carolina Cytology, Inc. and CCWP Partners, Inc.; our report dated March 22, 1996, except for Note 5 as to which the date is July 5, 1996 on the financial statements of Indiana Cytology Review Corporation; and our report dated March 22,1996 except for Note 4 as to which the date is July 5, 1996 on the financial statements of Cytology Indiana, Inc. in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of Papnet of Ohio, Inc. for the registration of 4,850,033 shares of its Common Stock.



                                        ERNST & YOUNG LLP



Columbus, Ohio
October 8, 1996